Exhibit 4.1

SPECTRA ENERGY CAPITAL, LLC,

AS ISSUER,

SPECTRA ENERGY CORP,

AS GUARANTOR,

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

AS TRUSTEE

Sixteenth Supplemental Indenture

Dated as of February 28, 2013

$650,000,000 3.30% Senior Notes due 2023

TABLE OF CONTENTS1

[1]	This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

i

THIS SIXTEENTH SUPPLEMENTAL INDENTURE is made as of the 28th day of February, 2013, by and among Spectra Energy Capital, LLC, a Delaware limited liability company (formerly known as Duke Capital LLC and successor to Duke Capital Corporation), as issuer (“Spectra Capital”), Spectra Energy Corp, a Delaware corporation, as guarantor (“Spectra Energy”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, Spectra Capital has heretofore entered into a Senior Indenture, dated as of April 1, 1998, with the Trustee, as amended and supplemented to the date hereof with applicability to the Notes (as defined below), including by the Twelfth Supplemental Indenture dated December 14, 2007 (the “Twelfth Supplemental Indenture”), whereby Spectra Energy entered into a Guarantee for the benefit of the Holders and the Trustee (as so amended and supplemented, the “Original Indenture”);

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as amended and supplemented to the date hereof with applicability to the Notes, including by this Sixteenth Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the parties hereto;

WHEREAS, Spectra Capital hereby proposes to create under the Indenture a new series of Securities, and Spectra Energy hereby proposes to Guarantee such Securities in accordance with the terms of the Indenture;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Sixteenth Supplemental Indenture and to make it a valid and binding obligation of Spectra Capital and Spectra Energy have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

NOTES

SECTION 1.01 Establishment.

There is hereby established a new series of Securities to be issued under the Indenture, to be entitled the “3.30% Senior Notes due 2023” (the “Notes”). There is to be authenticated and delivered $650,000,000 aggregate principal amount of Notes, and no further Notes shall be authenticated and delivered except as provided by Section 304, 305, 306, 906 or 1106 or the last paragraph of Section 301 of the Original Indenture; provided that any additional Notes authenticated and delivered as provided in the last paragraph of Section 301 of the Original Indenture shall be fungible with the original Notes for United States federal income tax purposes. The Notes shall be issued in fully registered form without coupons.

The Notes, together with the endorsement of the Guarantee thereon, shall be in substantially the form set forth in Exhibit A hereto, and the form of the Trustee’s Certificate of Authentication for the Notes shall be in substantially the form set forth in Exhibit B hereto.

The Notes shall be dated the date of authentication thereof.

SECTION 1.02 Definitions.

The following defined terms used herein with respect to the Notes shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Interest Payment Dates” means each March 15 and September 15, commencing September 15, 2013.

“Original Issue Date” means February 28, 2013.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the March 1 and September 1, as applicable, immediately preceding such Interest Payment Date (whether or not a Business Day).

“Stated Maturity” means March 15, 2023.

SECTION 1.03 Payment of Principal and Interest.

The principal of the Notes shall be due at the Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Notes shall bear interest at the rate of 3.30% per annum until paid or duly provided for, and such interest will accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person or Persons in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date, even if such Notes are canceled after such Regular Record Date and on or before such Interest Payment Date. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (“Special Record Date”), notice whereof shall be given to Holders of the Notes not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

Payments of interest on the Notes shall include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. “Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

Payment of principal of, premium, if any, and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on Notes represented by a Global Security (as defined below) shall be made by wire transfer of immediately available funds to the Holder of such Global Security; provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Notes are no longer represented by a Global Security, payments of principal, premium, if any, and interest on such Notes shall be made at the office of the Paying Agent maintained for such purpose; provided that (i) in the case of payments of principal and premium, if any, such Notes are first surrendered to the Paying Agent; and (ii) payments of interest may be made, at the option of Spectra Capital, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

SECTION 1.04 Denominations.

The Notes shall be issued in denominations of $2,000 or any integral multiples of $1,000 above such amount.

SECTION 1.05 Global Securities.

The Notes shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee (the “Global Securities”). Except under the limited circumstances described below, Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depository or any such nominee to a successor Depositary or its nominee.

A Global Security shall be exchangeable for Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies Spectra Capital that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by Spectra Capital within 90 days of receipt by Spectra Capital of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by Spectra Capital within 90 days after it becomes aware of such cessation or (ii) subject to the Depositary’s procedures, Spectra Capital in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct.

SECTION 1.06 Guarantee of the Notes.

The Guarantor hereby agrees that the Guarantee set forth in Section 102 of the Twelfth Supplemental Indenture shall apply with respect to the Notes as if the Notes were listed on Schedule A to the Twelfth Supplemental Indenture and constituted “Notes” thereunder. The Guarantor agrees that Sections 103 and 106 of the Twelfth Supplemental Indenture shall be for the benefit of the Notes.

SECTION 1.07 Redemption at the Option of Spectra Capital.

The Notes shall be redeemable, in whole at any time or in part from time to time, at the option of Spectra Capital on any date prior to December 15, 2022, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

The Notes shall be redeemable, in whole at any time or in part from time to time, at the option of Spectra Capital on any date on or after December 15, 2022 at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if an Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by Spectra Capital.

“Reference Treasury Dealer” means each of Morgan Stanley & Co. LLC (or its affiliates and its successors), Deutsche Bank Securities Inc. (or its affiliates and its successors), RBS Securities Inc. (or its affiliates and its successors) and one other nationally recognized investment banking firm that is a primary U.S. government securities dealer (a “Primary Treasury Dealer”) specified from time to time by SunTrust Robinson Humphrey, Inc.; provided, however, that if any of the foregoing shall cease to be a nationally recognized investment banking firm that is a Primary Treasury Dealer, Spectra Capital shall substitute therefor another nationally recognized investment banking firm that is such a dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced (solely for the purpose of the definition of “Remaining Scheduled Payments”) by the amount of interest accrued thereon to such Redemption Date.

Notwithstanding Section 1104 of the Original Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of ascertainment thereof.

In the event that any Redemption Date is not a Business Day, then payment of the Redemption Price shall be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on such Redemption Date.

Spectra Capital shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.

If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions of Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Notes and portions of Notes in amounts of whole multiples of $1,000.

The Notes shall not have a sinking fund.

SECTION 1.08 Defeasance.

In addition to the conditions set forth in Section 1304 of the Original Indenture, the application of Section 1302 or 1303 of the Original Indenture with respect to the Notes shall be subject to the condition that (a) in the event of Covenant Defeasance of the Notes pursuant to Section 1303 of the Original Indenture, Spectra Capital shall have delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee or a private letter ruling issued by the United States Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of Spectra Capital’s exercise of its option under Section 1303 of the Original Indenture and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised; and (b) in the event of Defeasance of the Notes pursuant to Section 1302 of the Original Indenture, Spectra Capital shall have delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee to the effect referred to in clause (a) with respect to such Defeasance, which opinion is based on (i) a private letter ruling issued by the United States Internal Revenue Service addressed to Spectra Capital, (ii) a published ruling of the United States Internal Revenue Service pertaining to a comparable form of transaction or (iii) a change in the applicable United States Federal income tax law (including regulations) after the date hereof.

SECTION 1.09 Modification of Guarantee.

Clause (1) of Section 902 of the Original Indenture is hereby amended and restated in relation solely to the Notes to read as follows:

“(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or change the coin or currency in which any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or change the obligations of Spectra Energy under the Guarantee in any manner adverse to the Holders, or”.

SECTION 1.10 Amendment to Section 101 of the Original Indenture.

The definition of “Subsidiary” in Section 101 of the Original Indenture is hereby amended and restated in relation solely to the Notes to read as follows:

““Subsidiary” means, as to any Person, a corporation or other entity of which more than 50% of the outstanding shares of capital stock or other ownership interests having ordinary voting power (other than capital stock or other ownership interests having such power only by reason of contingency) is at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.”

SECTION 1.11 Paying Agent.

The Trustee shall initially serve as Paying Agent with respect to the Notes, with the Place of Payment initially being the office of The Bank of New York Mellon, 101 Barclay Street, New York, New York.

ARTICLE 2

MISCELLANEOUS PROVISIONS

SECTION 2.01 Recitals.

The recitals in this Sixteenth Supplemental Indenture are made by Spectra Capital and Spectra Energy only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixteenth Supplemental Indenture. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Sixteenth Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 2.02 Ratification and Incorporation of Original Indenture.

As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Sixteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2.03 Executed in Counterparts.

This Sixteenth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 2.04 Governing Law.

This Sixteenth Supplemental Indenture, the Notes, the Guarantee and, with respect to the Notes and the Guarantee, the Original Indenture, shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

SPECTRA ENERGY CAPITAL, LLC, as Issuer

By:	/s/ Guy G. Buckley
Name: Guy G. Buckley
Title: Vice President and Treasurer

SPECTRA ENERGY CORP, as Guarantor

By:	/s/ Guy G. Buckley
Name: Guy G. Buckley
Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

EXHIBIT A

FORM OF FACE OF

3.30% SENIOR NOTE DUE 2023

[IF THE NOTE IS TO BE A GLOBAL SECURITY, INSERT—THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), A NEW YORK CORPORATION (“DTC”), SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE REGISTRAR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.	CUSIP No.

SPECTRA ENERGY CAPITAL, LLC

3.30% SENIOR NOTE DUE 2023

Principal Amount: $

Interest Payment Dates: March 15 and September 15, commencing September 15, 2013

Regular Record Date: Close of business on the March 1 and September 1 (whether or not a Business Day) immediately preceding the relevant Interest Payment Date.

Original Issue Date: February 28, 2013

Stated Maturity: March 15, 2023

Interest Rate: 3.30% per annum

Authorized Denomination: $2,000 and any integral multiples of $1,000 above such amount

Spectra Energy Capital, LLC, a Delaware limited liability company (the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to             , or registered assigns, the principal sum of             DOLLARS ($            ) [, or such other principal amount as shall be set forth in the Schedule of Increases or Decreases attached hereto]* on the Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing September 15, 2013 and on the Stated Maturity at the rate per annum shown above (the “Interest Rate”) until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this 3.30% Senior Note due 2023 (this “Security”) is registered on the Regular Record Date as specified above next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments on this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. “Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

*	Insert in Global Securities.

Payments of principal of, premium, if any, and interest on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on the Securities of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Securities of this series are no longer represented by a Global Security, payments of principal, premium, if any, and interest on such Securities shall be made at the office of the Paying Agent maintained for such purpose; provided that (i) in the case of payments of principal and premium, if any, such Securities are first surrendered to the Paying Agent; and (ii) payments of interest may be made, at the option of the Company, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its seal.

Dated:	SPECTRA ENERGY CAPITAL, LLC

[Seal]	By:
Name:
Title:

Attest:

ENDORSEMENT OF GUARANTEE

Spectra Energy Corp (which term includes any successor Person under the Indenture referred to herein) has fully and unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest on all the Securities of this series, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium, if any, and interest on all the Securities of this series, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee in accordance with the terms of the Indenture; and (b) in case of any extension of time of payment or renewal of any Securities of this series or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise.

SPECTRA ENERGY CORP

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Officer

FORM OF REVERSE SIDE OF SECURITY

This Security is one of a duly authorized issue of Securities of the Company (the “Securities”), issued and issuable in one or more series under a Senior Indenture, dated as of April 1, 1998, as amended and supplemented with applicability to the Securities of this series by the Twelfth Supplemental Indenture thereto dated as of December 14, 2007 and the Sixteenth Supplemental Indenture thereto dated as of February 28, 2013, and as may be further amended and supplemented (as so amended and supplemented, the “Indenture”), among the Company (formerly known as Duke Capital LLC and successor to Duke Capital Corporation), as Issuer, Spectra Energy Corp (“Spectra Energy”), as Guarantor, and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, Spectra Energy, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as 3.30% Senior Notes due 2023 initially limited in the aggregate principal amount of up to $650,000,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Securities of this series shall be redeemable, in whole at any time or in part from time to time, at the option of the Company on any date prior to December 15, 2022, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

The Securities shall be redeemable in whole at any time or in part from time to time, at the option of the Company on any date on or after December 15, 2022 at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if an Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of Morgan Stanley & Co. LLC (or its affiliates and its successors), Deutsche Bank Securities Inc. (or its affiliates and its successors), RBS Securities Inc. (or its affiliates and its successors) and one other nationally recognized investment banking firm that is a primary U.S. government securities dealer (a “Primary Treasury Dealer”) specified from time to time by SunTrust Robinson Humphrey, Inc.; provided, however, that if any of the foregoing shall cease to be a nationally recognized investment banking firm that is a Primary Treasury Dealer, the Company shall substitute therefor another nationally recognized investment banking firm that is such a dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to each Security of this series to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced (solely for the purpose of the definition of “Remaining Scheduled Payments”) by the amount of interest accrued thereon to such Redemption Date.

Notwithstanding Section 1104 of the Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of ascertainment thereof.

In the event that any Redemption Date is not a Business Day, then payment of the Redemption Price will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on such Redemption Date.

The Company shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.

Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before any Redemption Date to each Holder of Securities of this series to be redeemed. If less than all the Securities of this series are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Securities of this series to be redeemed. The Trustee may select for redemption Securities of this series in amounts of whole multiples of $1,000.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Securities of this series shall not have a sinking fund.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture affecting such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 above such amount. As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Company.

This Security shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed thereon and reliance may be placed only on the other identification numbers printed thereon.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT —	Custodian

			(Cust)	(Minor)
TEN ENT —	as tenants by the entireties

JT TEN —	as joint tenants with rights of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not on the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)                     [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE] the within Security and all rights thereunder, hereby irrevocably constituting and appointing                     agent to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL CERTIFICATES]

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this Global Certificate have been made:

Date	Amount of decrease in principal amount of Security evidenced by the Global Certificate	Amount of increase in principal amount of Security evidenced by the Global Certificate	Principal amount of Security evidenced by the Global Certificate following such decrease or increase	Signature of authorized officer of Trustee or Custodial Agent

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Authorized Officer

B-1